EXHIBIT 10.2

ADHEREX TECHNOLOGIES INC.

AMENDED AND RESTATED STOCK OPTION PLAN

PLAN DESCRIPTION

1.	Purpose of the Plan

The purpose of the Adherex Technologies Inc. Amended and Restated Stock Option Plan is to develop the interest and incentive of eligible employees, directors and other service providers of ADHEREX TECHNOLOGIES INC. (the “Company”), in the Company’s growth and development by providing incentives (thereby advancing the interests of the Company, enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company):

(a) to Employees of the Company, or its parent (if any) or any of its present or future subsidiaries (collectively, “Related Corporations”), by providing them with opportunities to purchase Common Shares (as defined below) of the Company pursuant to options granted hereunder that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”); and

(b) to Directors, Employees and Service Providers of the Company and Related Corporations by providing them with opportunities to purchase Common Shares pursuant to options granted hereunder that do not qualify as ISOs (Nonstatutory Stock Options, or “NSOs”).

Both ISOs and NSOs are referred to hereafter individually as “Options”. As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code.

This Plan was adopted by the Board on March 18, 2005 (the “Effective Date”), and approved by the shareholders of the Company on April 29, 2005. This plan was amended by the Board on March 23, 2007 and the amendments were approved by the shareholders of the Company on April 27, 2007.

2.	Definitions

In this Plan:

(a)	“Board” means the board of directors of the Company;

(b)	“Committee” means the appropriate compensation committee, if any, appointed by the Board of Directors to administer the Plan;

(c)	“Common Shares” means the Common Shares of the Company or, in the event of an adjustment contemplated in Section 8 hereof, such other securities to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

(d)	“Date of Grant” means the date a Participant is granted an Option to purchase Option Shares;

(e)	“Director” means a person occupying the position of director on the Board of the Company or any Related Corporation;

(f)	“Employee” means a full time employee of the Company or any Related Corporation;

(g)	“Exchange” means the Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange or quotation system on which such shares are listed, posted for trading or quoted as may be selected by the Committee.

(h)	“Exercise Date” means the date the Company receives from the Participant a completed Stock Option Purchase Form with payment for the Option Shares being purchased;

(i)	“Fair Market Value” at any date in respect of the Common Shares is the fair value of the Common Shares as determined by the Committee in its sole discretion. If, at the time an Option is granted under the Plan, the Common Shares are publicly traded and listed on the Exchange or the American Stock Exchange, “Fair Market Value” shall be equal to the closing price of the Common Shares on the Exchange or the American Stock Exchange on the trading day immediately preceding the Date of Grant; provided that if the Common Shares are then traded on the American Stock Exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market, “Fair Market Value” shall, if the Common Shares are not then listed on the Exchange or the American Stock Exchange or otherwise if so determined by the Committee in its sole discretion, be equal to the closing sale price for such stock on such exchange or market trading day immediately preceding the Date of Grant.

(j)	“Option Price” means the price per share at which a Participant may purchase Option Shares;

(k)	“Option Shares” means the Common Shares of the Company which a Participant is entitled to purchase under the Plan;

(l)	“Participants” means Directors, Employees and Service Providers to whom Options are granted pursuant to the Plan;

(m)	“Plan” means the Adherex Technologies Inc. Stock Option Plan, as the same may be amended and restated from time to time;

(n)	“Service Provider” means any person other than an Employee or Director, engaged to provide ongoing management, advisory or consulting services for the Company or a Related Corporation;

(o)	“Stock Option Agreement” means (i) prior to March 18, 2005, the stock option agreement to be entered into between the Company and a Participant in the form of Appendix “A” and (ii) after such date, the stock option agreement to be entered into between the Company and a Participant in the form of Appendix “C”; and

(p)	“Vesting Period” means the period(s) as stipulated herein or in the Stock Option Agreement that the Participant may purchase the Option Shares.

3.	Eligibility and Number of Option Shares Subject to Plan

Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee. ISOs may be granted to any Employee resident in the United States. Those officers of the Company who are not employees may not be granted ISOs under the Plan. NSOs may be granted to any Director, Employee or Service Provider. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee. Until changed in accordance with Section 16, the maximum number of shares issuable under this Plan shall be 20,000,000 Common Shares, subject to adjustment in accordance with Section 8. Granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Options. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Options, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Options under the Plan.

The selection of a Director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of an Option, the timing of the Option grant, the exercise price, if any, of the Option and the number of shares subject to the Option shall be determined either (i) by the Board, or (ii) by a committee of the Board that is composed solely of two or more Non-Employee Directors having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such under Rule 16b-3(b)(3), as interpreted from time to time.

No fractional shares may be purchased or issued hereunder.

4.	Price for Shares; ISO Limitations

The Committee shall advise each Participant, as applicable, of the number of shares subject to such Participant’s Option, the Option Price at which Option Shares may be purchased and the Vesting Period applicable to the Option. The Option Price at which the Option Shares may be purchased under the Plan shall be fixed by the Committee based upon the Fair Market Value of the Common Shares. The Committee may impose, in its discretion, performance thresholds which will need to be met prior to vesting of any Options granted.

The price per share specified in the Stock Option Agreement relating to each ISO granted under the Plan shall not be less than the Fair Market Value of the Common Shares on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per Common Share on the date of the grant.

To the extent that the aggregate Fair Market Value of the Common Shares (determined at the time an ISO is granted) for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceeds US$100,000; or such higher value as permitted under Code Section 422 at the time of determination, such Options will be treated as NSOs, provided that this Section shall have no force or effect to the extent that its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422 of the Code. The rule of this Section shall be applied by taking Options in the order in which they were granted.

5.	Exercise

Options granted under the Plan must be exercised within a period of seven (7) years from the Date of Grant, failing which the Option shall expire; provided that, if the end of such seven (7) year period for any vested Option falls on, or within nine (9) trading days immediately following, a date upon which the Participant is prohibited from exercising such Option due to a black-out period or other trading restriction imposed by the Company, then the expiry date of such Option shall be automatically be the tenth (10th) trading day following the date the relevant black-out period or other trading restriction imposed by the Company is lifted, terminated or removed. Notwithstanding, Options granted under the Plan shall expire five (5) years from the Date of Grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation. Unless otherwise determined by the Committee and specifically set forth in the Stock Option Agreement, the Vesting Periods during which Options or a portion thereof vest and may be exercised by the Participant shall be as follows:

one-third of the Option may be exercised after the first anniversary of the date of grant;

one-third of the Option may be exercised after the second anniversary of the date of grant; and

one-third of the Option may be exercised after the third anniversary of the date of grant.

Notwithstanding such vesting period or that certain vesting period set forth in the Stock Option Agreement, the Committee may, in its sole discretion, by written notice to any Participant, accelerate the vesting of all or any of the Options such that the Options become immediately fully vested. In such circumstances, the Committee may by written notice compel the Participant to exercise the Options within 30 days of the date of such written notice to exercise, failing which the Participant’s right to purchase such Option Shares lapses.

The Committee in its discretion may require that the exercise of an Option shall be conditional on the Participant making any representations and warranty to the Company as may be required under applicable laws or regulations.

6.	Payment

Except as otherwise provided in this Plan or the instrument evidencing the Option, an Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address to the attention of its Corporate Secretary. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the exercise price therefor, if any, payable as follows (a) in Canadian or United States dollars in cash, check or money order, or (b) at the discretion of the Committee, by delivery of a notice that the grantee has placed a market sell order with a broker with respect to Common Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of the sale or (c) at the discretion of the Committee, by any combination of (a) and (b) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable law or the Plan. Notwithstanding, with regard to Options granted before March 18, 2005, such notice shall be in the form attached hereto as Appendix “B.” If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clause (b) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question and such exercise shall also be governed by any terms set forth in the written agreement evidencing the grant of the Option.

7.	Share Certificates

Upon exercise of an Option and payment in full of the purchase price, the Company shall cause to be delivered to the Participant within a reasonable period of time a duplicate certificate or certificates in the name of the Participant representing the number of Common Shares the Participant has purchased.

8.	Adjustment in Shares

In the event of any subdivision, redivision or change of the Common Shares of the Company at any time prior to the expiration of the Option into a greater number of shares, the Company shall deliver at the time of any exercise thereafter of the Option such additional number of shares as would have resulted from such subdivision, redivision or change if such exercise of the Option hereby granted had been prior to the date of such subdivision, redivision or change. In the event of any consolidation or change of the Common Shares of the Company at any time prior to the expiration of the Option into a lesser number of shares, the number of shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of shares as would have resulted from such consolidation or change if such exercise of the Option hereby granted had been prior to the date of such consolidation or change. In all such cases, any Option Price shall also be adjusted accordingly. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Option.

In the event of a proposed Change in Control (as defined below) of the Company, the Company shall give written notice thereof to each Participant holding Options under the Plan and such Participants shall be entitled to exercise all or a portion of the Option granted to such Participants, whether or not such Option has previously vested, within the 30 days period following the giving of such notice. To the extent the proposed Change in Control is not completed in a reasonable time, the Company may purchase at the Option Price the Option Shares acquired by the Participant pursuant to Options which would not have vested but for the acceleration of the Vesting Period as set forth in the preceding sentence. Upon the expiration of such 30 day period, all unexercised Options shall terminate and cease to have any further force and effect. “Change of Control” shall mean the acquisition (at one time or over a period of time) of shares of the Company or of securities (“Convertible Securities”) convertible into, exchangeable for or representing the right to acquire shares of the Company as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated within the meaning of the Canada Business Corporation Act with any such person, group of persons or persons acting jointly or in concert (collectively, the “Acquirors”), beneficially own shares of the Company and/or Convertible Securities that would entitle the holders thereof to cast more than 50% of the votes attaching to all shares in the capital of the Company that may cast to elect directors of the Company (assuming the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors). For the avoidance of doubt, a Change of Control shall not include a reverse takeover or other reorganization whereby the holders of shares and Convertible Securities of the Company immediately prior to such transaction beneficially own, following the completion of the transaction, shares of the parent or surviving corporation that would entitle the holders thereof to cast more than 50% of the votes attaching to all shares in the capital of such parent or surviving corporation that may cast to elect directors of such parent or surviving corporation. In the event of Change in Control of the Company, the Participant irrevocably agrees that any shares owned by him/her at the time of such Change in Control shall be tendered for sale in accordance with the terms of such Change in Control.

In the event of a transaction, including without limitation, a recapitalization or reorganization of the Company (other than a transaction described in the preceding paragraph) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding Common Shares, an optionee or grantee upon exercising an Options shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Option immediately prior to such recapitalization or reorganization.

In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

9.	Termination Of Participant For Any Reason

In the event that a Employee’s employment is terminated for any reason, a Director shall cease to be a Director for any reason or a Service Provider ceases to provide services to the Company or a Related Corporation (and such person is a Participant), the Participant or the Participant’s legal representative, as the case may be, may elect to exercise any Option held by him or her (to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination) at any time during the 30 day period following the date of such termination of employment or position on the Board or termination of services of a Service Provider (the “Participant Termination Date”), or if specifically approved by the Board, at any time prior to the earlier of (x) the expiration date thereof, or (y) the date that is three (3) years following the Participant Termination Date, provided, however, in the event the grantee exercises any ISO after the date that is three months following the Participant Termination Date, such ISO will automatically be converted into an NSO subject to the terms of the Plan. If the Participant fails to exercise such Option prior to the Participant Termination Date (or such later date as specifically approved by the Board), such Option shall terminate. For the purposes of this Plan, the transfer of the Employee’s employment to the Company or to Related Corporation shall not be considered a termination of employment and the Employee’s rights under an Option shall be the same as if such transfer had not occurred. For purposes of this Plan, a change in status from Employee to Service Provider, or from Service Provider to Employee, will not constitute a termination of employment, provided that a change in status from an Employee to Service Provider may cause an ISO to become an NSO under the Code.

10.	Transfer and Assignment

The Participant’s rights under Options granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant during the Participant’s lifetime and therefore the Options are exercisable during the Participant’s lifetime only by the Participant. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.

11.	Employment and Board of Directors Position Non-Contractual

The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any Related Corporation or as a member of the Board or as a Service Provider, as the case may be, nor does it interfere in any way with the rights of the Employee or of the Company’s rights to terminate the Employee’s employment at any time or of the shareholders’ right to elect Directors.

12.	Rights As Shareholders

Participants shall not have any rights as a shareholder with respect to Options until exercise and full payment has been made to the Company and a share certificate or share certificates have been duly issued.

13.	Administration Of The Plan

The Plan shall be administered by (i) the Board or (ii) the Committee. The appointment of the members of, and the delegation of powers to, the Committee by the Board shall be consistent with applicable laws and regulations (including, without limitation, the Code, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto (“Rule 16b-3”), and any applicable state law (collectively, the “Applicable Laws”)). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws. Any determination with regard to the Plan by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board. The day-to-day administration of the Plan may be delegated to such officers and Employees as the Committee shall determine.

Subject to ratification of the grant or authorization of each Option by the Board (if so required by an Applicable Law), and subject to the terms of the Plan, if applicable,, the Committee, if so appointed, shall have the authority, in its discretion, to:

(i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the classes of individuals and entities eligible under Section 3 to receive NSOs) to whom NSOs may be granted;

(ii) determine the time or times at which Options may be granted (which may be based on performance criteria);

(iii) determine the number of Common Shares subject to any Option granted by the Committee;

(iv) determine the Option Price, which price shall not be less than the minimum price specified in Section 4 hereof, as appropriate;

(v) determine whether each Option granted shall be an ISO or NSO;

(vi) determine (subject to Section 5) the time or times when each Option shall become exercisable and the duration of the exercise period;

(vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any;

(viii) approve forms of agreement for use under the Plan;

(ix) accelerate vesting on any Option or to waive any forfeiture restrictions, or to waive any other limitation or restriction with respect to an Option;

(x) reduce the exercise price of any Option if the fair market value of the Common Shares covered by such Option shall have declined since the date the Option was granted, subject to prior approval of the Exchange, if applicable;

(xi) institute a program whereby outstanding Options can be surrendered in exchange for Options with a lower exercise price, subject to prior approval of the Exchange and/or shareholders of the Company, if applicable;

(xii) modify or amend each Option (subject to Section 5) including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for by terms of the Plan or the Option, subject to prior approval of the Exchange and/or shareholders of the Company, if applicable;

(xiii) construe and interpret the Plan and Options granted hereunder and prescribe and rescind rules and regulations relating to the Plan; and

(xiv) make all other determinations necessary or advisable for the administration of the Plan.

If the Committee determines to issue a NSO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, approved in person at a meeting or in writing, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members thereof and thereafter directly administer the Plan.

Those provisions of the Plan that make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company’s Common Shares are registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

To the extent that Options are to be qualified as “performance-based” compensation within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.

The Committee, with the consent of any Participant, may in its discretion take such actions as may be necessary to convert a Participant’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs. These actions may include, but not be limited to, accelerating the exercisability, extending the exercise period or reducing the exercise price of the appropriate installments of optionee’s Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose these conditions on the exercise of the resulting NSOs as the Committee in its discretion may determine, provided that the conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into NSOs, and no conversion shall occur until and unless the Committee takes appropriate action.

14.	Notices

All written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

Adherex Technologies Inc.

4620 Creekstone Drive, Suite 200

Durham, North Carolina 27703 USA

Attention: Corporate Secretary

Any notice given by the Participant pursuant to the terms of the Option shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.

15.	Corporate Action

Nothing contained in the Plan or in any agreement evidencing an Option shall be construed so as to prevent the Company or any Related Corporation from taking corporate action which is deemed by the Company or the Related

Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.

16.	Amendments

The Board shall have the right, in its sole discretion, to amend, suspend or terminate this Plan or any portion thereof at any time, in accordance with applicable legislation, without obtaining the approval of shareholders; provided that any amendment to any provision of the Plan will be subject to any required regulatory approval and the provisions of applicable law, if any, that require the approval of shareholders. Notwithstanding the foregoing, the Company will be required to obtain the approval of the shareholders of the Company for any amendment related to (i) the maximum number of Common Shares issuable under the Plan; (ii) a reduction in the Option Price for Options held by insiders; and (iii) an extension to the term of Options held by insiders. Subject to compliance with the applicable rules of the Exchange and the American Stock Exchange, no amendment, suspension or termination will alter or impair any Options under the Plan, or any rights pursuant thereto, granted previously to any Participant without the consent of that Participant. The Plan shall expire 10 years after the Effective Date (except as to Options outstanding on that date).

17.	Interpretation

In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

18.	Government Regulation

The Company’s obligation to issue and deliver Common Shares under any Option is subject to:

(a)	the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

(b)	the admission of such Common Shares to listing on the Exchange or any other stock exchange on which Common Shares may then be listed; and

(c)	the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any Exchange on which such Common Shares are then listed.

19.	Withholding of Additional Income Taxes

Upon the exercise of an NSO for less than the Fair Market Value of the Common Shares or the making of a Disqualifying Disposition (as defined in Section 20), the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the Participant to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income. With respect to the exercise of an Option, the Committee in its discretion may condition such event on the payment by the Participant of any such additional withholding taxes.

At the sole and absolute discretion of the Committee, the holder of Options may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Options or the making of a Disqualifying Disposition (each of the foregoing, a “Tax Event”) by tendering already-owned Common Shares (except in the case of a Disqualifying Disposition) by directing the Company to withhold Common Shares otherwise to be transferred to the holder of such Options as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more shares may be withheld than are necessary to satisfy the holder’s actual minimum withholding obligation with respect to the exercise of Options. In such event, the holder of Options must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned Common Shares or having Common Shares withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section 19, Common Shares shall be valued at their Fair Market Value on the date that the amount of the tax withholdings is to be determined.

20.	Notice to Company of Disqualifying Disposition

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition (as defined below) of any Common Shares acquired pursuant to the exercise of an ISO. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Shares before either (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Common Shares by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

21.	Lock-up Agreement

Each recipient of securities hereunder agrees, in connection with the first registration with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, of the public sale of the Company’s Common Shares, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters, as the case may be, shall specify. Each such recipient agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce this Section 21. Each such recipient agrees to execute a form of agreement reflecting the foregoing restrictions as requested by the underwriters managing such offering.

Appendix “A”

Adherex Technologies Inc.

Stock Option Plan

Stock Option Agreement

Date:

Dear                     :

This is to advise you that you have been granted an option (the “option”) to purchase                      Common Shares at a price of $             per share under the Adherex Technologies Inc. Stock Option Plan (the “Plan”).

This option expires on the later of seven years following the date of grant, which appears on the right hand corner of this Notice, subject to other conditions of the Plan.

Subject to such expiry and the other provisions of the Plan, this option is exercisable in such amounts and at any time on or after:

                     shares on                     , 200    .

This option is subject to the terms of the Plan.

Please refer to the Plan explanatory document for any additional information regarding the exercise of your option and completion of the Option Exercise Form. Please execute a copy of this grant where indicated below and deliver it to the Corporate Secretary of the Company c/o Adherex Technologies Inc., 4620 Creekstone Drive, Suite 200, Durham, North Carolina 27703, to acknowledge your acceptance of the terms hereof.

Sincerely,

ADHEREX TECHNOLOGIES INC.

Per:

I have read, understood and accept the vesting provisions above and each of the terms and conditions described in a document called Adherex Technologies Inc. Stock Option Plan and accept the foregoing grant of options on such basis.

Dated the              day of                     ,             .

Signature

Appendix “B”

Adherex Technologies Inc.

Stock Option Plan

Option Exercise Form

Part 1: Identification

Name of Participant	Service

Address	Office Telephone Number

Social Insurance Number	Home Telephone Number

Part 2: Option

I hereby exercise the Option granted to me by letter dated                      under the Plan.

Total number of option stock exercised:

Method of payment:	(a) Cash
(b) Certified Cheque
(c) Bank Draft
(d) Money Order

Amount:
Number of shares: (value: )

I hereby acknowledge that I have read, understood and accepted each and all the terms and conditions described in a document called “Adherex Technologies Inc. Stock Option Plan”.

Given at                     , this,              day of

Signature

Appendix “C”

Adherex Technologies Inc.

Stock Option Plan

Adherex Technologies Inc.

AMENDED AND RESTATED STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

(Optionee and address)	Grant Number

You have been granted an option to purchase Common Shares of Adherex Technologies Inc. (the “Company”), as follows:

Date of Grant
Vesting Commencement Date
Exercise Price per Share	$
Total Number of Shares Granted
Total Exercise Price
Type of Option:	Incentive Stock Option
Nonstatutory Stock Option

Term/Expiration Date:	7 Years/

Vesting Schedule:	Subject to accelerated vesting as set forth in the Plan or in the Stock Option Agreement, (i) one-third of the shares subject to this option shall vest and may be exercised after the first anniversary of the Vesting Commencement Date; (ii) one-third of the shares subject to this option shall vest and may be exercised after the second anniversary of the Vesting Commencement Date; and (iii) the remaining shares subject to this option shall vest and may be exercised after the third anniversary of the Vesting Commencement Date.

Termination Period:	Option may be exercised for up to 30 days after termination of director, employment or service provider relationship for any reason (unless specifically extended by the Board as set forth in the Plan, but in no event later than the Expiration Date) and will terminate if not exercised prior to the end of such period.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Adherex Technologies Inc., Amended and Restated Stock Option Plan (the “Plan”) and the Stock Option Agreement, all of which are attached and made a part of this document.

Dated:

OPTIONEE:	ADHEREX TECHNOLOGIES INC.

By:
Name:
Title:
Print Name

STOCK OPTION AGREEMENT

1. Grant of Option. Adherex Technologies Inc., a Canadian corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase a total number of Common Shares (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Adherex Technologies Inc., Amended and Restated Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, or any successor provision.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of the Plan as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of the termination of Optionee’s relationship with the Company or any Related Corporations as an Employee, Director or Service Provider (for any reason whatsoever), the exercisability of the Option is governed by Section 9 of the Plan, subject to the limitation contained in subsection 2(a)(iii) of this Stock Option Agreement.

(iii) In no event may this Option be exercised after the Expiration Date set forth in the Notice of Grant.

(b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by registered mail to the Corporate Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any Exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Method of Payment. Payment of the Exercise Price shall be made as set forth in Section 6 of the Plan.

4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan and the Shares covered by this Option have been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal, provincial or state securities or other applicable law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5. Nontransferability of Option. This Option may not be transferred in any manner whatsoever and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant and the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 4 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) stockholders shall apply to this Option.

7. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a Nonstatutory Stock Option, he or she may recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. If the Optionee is an employee, the Company may be required to withhold from Optionee’s compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the Disqualifying Disposition of an ISO. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash payment, or (ii) out of Optionee’s current employment compensation.

8. Tax Consequences. THERE ARE TAX CONSEQUENCES RESULTING FROM THE EXERCISE OF THIS OPTION OR DISPOSITION OF THE SHARES ACQUIRED PURSUANT TO THIS OPTION. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

11. Severability. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by registered mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, such address as may be set forth in Section 14 of the Plan or to such other address as such party may designate in writing from time to time to the other party.

13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14. Stock Plan. Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option.

EXHIBIT A

EXERCISE NOTICE

Attention:

1. Exercise of Option. Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                      Common Shares (the “Shares”) of Adherex Technologies Inc. (the “Company”), under and pursuant to the Company’s Amended and Restated Stock Option Plan, as amended (the “Plan”) and the          Incentive          Nonstatutory Stock Option Agreement dated                          ,              (the “Option Agreement”). The purchase price for the Shares shall be $             as required by the Option Agreement. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Compliance with Securities Laws. Optionee understands and acknowledges that, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended (the “Securities Act”), all applicable state, provincial or other federal securities laws and all applicable requirements of any Exchange or over the counter market on which the Common Shares may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Notice of Grant/Option Agreement executed and delivered to Company by Optionee shall constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by North Carolina law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE:	ADHEREX TECHNOLOGIES INC.

By:
Name:
Address:	Title: